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                         SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C. 20549

                            ------------------------------

                                      FORM 8-K

                                   CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       July 27, 1998
                                                --------------------------------

                                Alvey Systems, Inc.
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                 (Exact name of registrant as specified in charter)

        Delaware                      333-2600                43-0157210
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(State or other jurisdiction    (Commission file number)    (IRS employer
     of incorporation)                                       identification no.)

9301 Olive Boulevard, St. Louis, Missouri                      63132
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(Address of principal executive offices)                    (Zip code)

Registrant's telephone number, including area code          (314) 993-4700
                                                   -----------------------------

                                   Not applicable
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           (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

     (a) On July 27, 1998, Alvey Systems, Inc., a Delaware corporation (the "Company"), announced that it will spin-off its wholly-owned subsidiary, McHugh Software International, Inc. ("McHugh"), to Alvey's parent, Pinnacle Automation, Inc. ("Pinnacle"). Pinnacle will in turn spin-off McHugh to Pinnacle's common stockholders. Currently, McHugh is a direct, wholly-owned subsidiary of Alvey and Alvey is a direct, wholly-owned subsidiary of Pinnacle. Upon completion of the spin-off and the closing of the sale of a minority interest in McHugh to affiliates of Advent International Corporation for $30.0 million in cash, Alvey will receive a cash payment from McHugh of approximately $17.4 million in repayment of certain intercompany indebtedness.

     Together with its wholly-owned subsidiaries, Weseley Software Development Corp., Software Architects, Inc. and Gagnon & Associates, Inc., McHugh develops, markets, implements and supports open architecture, client/server planning and execution software products for warehouse and transportation management (the "McHugh Business").

     The spin-off and the minority investment in McHugh are each conditioned upon, among other things, the receipt of consents from holders of a majority in aggregate principal amount of Alvey's $100,000,000 of 11-3/8% Senior Subordinated Notes Due 2003 (the "Notes"). Alvey is offering to pay a consent premium of $45.00 in cash for each $1,000 principal amount of Notes for which a consent is properly delivered prior to the expiration of the consent solicitation at 5:00 p.m., New York City time, on August 14, 1998, unless earlier terminated or extended.

     Following consummation of the Spin-Off, Alvey will continue to own and operate its business as a leading provider of automated materials handling systems for manufacturing plants, distribution centers and warehouses (the "Systems Business"), and McHugh will continue to own and operate the McHugh Business. By separating businesses with distinctive needs relative to capital investment, growth, financing, management and human resources, the boards and management of Pinnacle, Alvey and McHugh believe the spin-off will improve capital-raising efficiency and strategic focus at both the Systems and McHugh Businesses.

     Further details regarding the spin-off, the minority investment in McHugh and the consent solicitation can be found in the Company's press release relating to these developments, a copy of which is attached hereto as
Exhibit 99.1.

     (b) On July 27, 1998, the Company issued a press release announcing financial information for the three and six months ended June 30, 1998. A copy of that press release is attached hereto as Exhibit 99.2.

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Item 7.   Exhibits.

     (c)  Exhibits:

          99.1 Press Release of Alvey Systems, Inc., dated July 27, 1998, announcing the spin-off and related transactions

          99.2 Press Release of Alvey Systems, Inc., dated July 27, 1998, announcing financial information for the three and six months ended June 30, 1998












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                                      SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 31, 1998

                                 ALVEY SYSTEMS, INC.

                                 By: /s/ James A. Sharp
                                    ---------------------------------------
                                    James A. Sharp
                                    Secretary and Senior Vice President, Finance
                                    Chief Financial Officer













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EXHIBIT INDEX
-------------

                                                                   SEQUENTIALLY
                                                                     NUMBERED
EXHIBIT NO.                        DESCRIPTION                         PAGE
-----------                        -----------                     ------------
 99.1  Press Release of Alvey Systems, Inc., dated July 27, 1998,        6
        announcing the spin-off and related transactions

 99.2  Press Release of Alvey Systems, Inc., dated July 27, 1998,        7
        announcing financial information for the three and six months ended June 30, 1998

















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